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                                                                Exhibit 23
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-05679, Registration Statement No. 333-38589 and Registration Statement No. 333-38591 of Outdoor Systems, Inc. on Form S-8 of our report dated June 24, 1998, appearing in this Annual Report on Form 11-K of the Outdoor Systems, Inc. 401(k) Plan for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 30, 1998